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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 11, 2000


                           PARKER-HANNIFIN CORPORATION
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             (Exact name of Registrant as Specified in its Charter)

                                      Ohio
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                 (State or other Jurisdiction of Incorporation)

           Ohio                         1-4982                  34-0451060
- - - - - - - - - - - - - - -  - - - - - - - - - - - -    - - - - - - - - - - -
(State or other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)


          6035 Parkland Boulevard
          Cleveland, Ohio                                          44124
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    (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (216) 896-3000




 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
          (Former name or former address, if changed since last report)




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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On April 11, 2000, Parker-Hannifin Corporation, an Ohio corporation, completed its previously announced merger with Commercial Intertech Corp., an Ohio corporation. Commercial Intertech is an international manufacturer consisting of three business groups: (1) Commercial Hydraulics; (2) Astron Building Systems; and (3) Commercial Metal Forming.

           Pursuant to the Agreement and Plan of Merger, dated as of January 14, 2000, by and between Parker and Commercial Intertech, Commercial Intertech merged with and into Parker, with Parker as the surviving corporation. As a result of the merger, each outstanding share of Commercial Intertech common stock for which a valid cash election had not been made was converted into .4611 shares of Parker common stock, with cash to be paid in lieu of the issuance of fractional shares of Parker common stock. Each share of Commercial Intertech common stock for which a valid cash election had been made was converted into the right to receive $20.00 in cash, subject to the limitations discussed below. The merger agreement limits the amount of cash payable by Parker in the merger to 49% of the total merger consideration. Because more than 49% of the shares of Commercial Intertech common stock were subject to valid cash elections, the Commercial Intertech shareholders who elected to receive cash for all or part of their shares will receive a prorated combination of cash and Parker stock. The specific terms of the proration will be announced by Parker on or about April 24, 2000. Also, under the terms of the merger agreement, each outstanding option to acquire Commercial Intertech common stock was converted into an option to acquire .4611 shares of Parker common stock. The exchange ratio, the cash election limitations and the other terms of the merger agreement were determined through arm's length negotiations between representatives of Parker and Commercial Intertech.

           The merger will be accounted for under the purchase method of accounting. The transaction will be tax-free for Commercial Intertech shareholders to the extent they receive Parker stock. Parker is using a combination of cash on hand and commercial paper borrowings to fund the purchase of the Commercial Intertech shares that are subject to valid cash elections. The text of the joint press release of Commercial Intertech and Parker issued on April 11, 2000 is filed herewith as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
           AND EXHIBITS.

           (a)         Financial Statements of Businesses Acquired.

                       Not applicable.

           (b)         Pro Forma Financial Information.

                       Not applicable.







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           (c)         Exhibits.

                       2.1         Agreement and Plan of Merger,
                                   dated as of January 14, 2000, by
                                   and between Commercial Intertech
                                   Corp. and Parker-Hannifin
                                   Corporation (incorporated by
                                   reference to Exhibit 2.1 to
                                   Parker's Current Report on Form
                                   8-K dated January 17, 2000).

                       99.1 Text of joint press release of Commercial Intertech Corp. and Parker-Hannifin Corporation issued April 11, 2000.





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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PARKER-HANNIFIN CORPORATION


Date:  April 12, 2000                  By:     /s/ Thomas A. Piraino, Jr.
                                              ---------------------------
                                              Thomas A. Piraino, Jr.
                                              Vice President, Secretary and
                                              General Counsel





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                                  EXHIBIT INDEX



EXHIBIT                      DESCRIPTION
NO.

2.1 Agreement and Plan of Merger, dated as of January 14, 2000, by and between Commercial Intertech Corp. and Parker-Hannifin Corporation (incorporated by reference to Exhibit 2.1 to Parker's Current Report on Form 8-K dated January 17, 2000).

99.1 Text of joint press release of Commercial Intertech and Parker-Hannifin Corporation issued April 11, 2000.